Exhibit 99.1

n e w s     r e l e a s e

QLT ANNOUNCES NOTIFICATION OF LEGAL PROXY ACTION

IN ADVANCE OF ANNUAL MEETING OF STOCKHOLDERS

For Immediate Release	May 23, 2012

VANCOUVER, CANADA — QLT Inc. (NASDAQ: QLTI; TSX: QLT) (“QLT” or the “Company”) announced that it has been notified that NB Public Equity Komplementar ApS (“Nordic Biotech”) has deposited with Computershare Investor Services Inc. (“Computershare”), the Company’s proxy administrator, a legal proxy representing an aggregate of approximately 7.4 million common shares of QLT that are instructed to be voted at the Company’s annual general meeting of shareholders on May 24, 2012 (the “Annual Meeting”) in favour of a dissident slate of directors nominated by Nordic Biotech.

On May 22, 2012, Nordic Biotech filed a Schedule 13D with the United States Securities & Exchange Commission in which it stated that it intends to nominate, vote for and seek the election of up to six new nominees to the Company’s board of directors at the Annual Meeting.

Computershare has advised that it has also received legal proxies representing an additional approximately 2.5 million common shares voting in support of the Nordic Biotech nominees to the QLT board.

Computershare further advised that on May 22, 2012, legal proxies representing an additional approximately 8.9 million common shares were deposited that granted the holder of the proxies discretion to vote those shares at the Annual Meeting. The Company is presently unaware of how those shares will be voted.

About QLT

QLT is a biotechnology company dedicated to the development and commercialization of innovative ocular products that address the unmet medical needs of patients and clinicians worldwide. We are focused on developing our synthetic retinoid program for the treatment of certain inherited retinal diseases, developing our proprietary punctal plug delivery system, as well as U.S. marketing of the commercial product Visudyne® for the treatment of wet age-related macular degeneration.

QLT’s head office is based in Vancouver, Canada and the Company is publicly traded on NASDAQ (symbol: QLTI) and the Toronto Stock Exchange (symbol: QLT). For more information about the Company’s products and developments, please visit our web site at www.qltinc.com.

QLT Inc. Contacts:

Chief Financial Officer

Cameron Nelson

Office: 604-707-7344

cnelson@qltinc.com

Investor Relations

David Climie

office: 604-707-7573

dclimie@qltinc.com

Media Relations

Karen Peterson

office: 604-707-7000 or 1-800-663-5486

kpeterson@qltinc.com

Visudyne® is a registered trademark of Novartis AG

Eligard® is a registered trademark of Sanofi S.A.

QLT Inc. is listed on The NASDAQ Stock Market under the trading symbol “QLTI” and on The Toronto Stock Exchange under the trading symbol “QLT.”

Certain statements in this press release constitute “forward-looking statements” of QLT within the meaning of the Private Securities Litigation Reform Act of 1995 and constitute “forward-looking information” within the meaning of applicable Canadian securities laws. Forward-looking statements include statements which contain language such as: “assuming,” “prospects,” “goal,” “future,” “projects,” “potential,” “believes,” “expects” and “outlook.” Forward-looking statements are predictions only which involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from those expressed in such statements. Many such risks, uncertainties and other factors are taken into account as part of our assumptions underlying these forward-looking statements and include, among others, the following: uncertainties relating to the timing and results of the clinical development and commercialization of our products and technologies (including, but not limited to, our punctal plug technology and synthetic retinoid program); assumptions related to continued enrollment trends, efforts and success, and the associated costs of these programs; outcomes for our clinical trials (including our punctal plug technology and our synthetic retinoid program) may not be favorable or may be less favorable than interim/preliminary results and/or previous trials; there may be varying interpretations of data produced by one or more of our clinical trials; the timing, expense and uncertainty associated with the regulatory approval process for products to advance through development stages; risks and uncertainties associated with the safety and effectiveness of our technology; risks and uncertainties related to the scope, validity, and enforceability of our intellectual property rights and the impact of patents and other intellectual property of third parties; the Company’s future operating results are uncertain and likely to fluctuate; currency fluctuations; the risk that sales of Visudyne® or Eligard® may be less than expected (including due to competitive products and pricing); and general economic conditions and other factors described in detail in QLT’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other filings with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities. Forward-looking statements are based on the current expectations of QLT and QLT does not assume any obligation to update such information to reflect later events or developments except as required by law.